Exhibit 99.1

IROQUOIS GAS TRANSMISSION SYSTEM, L.P.
Consolidated Financial Statements
December 31, 2016 and 2015
(With Independent Auditors’ Report Thereon)

Report of    Independent Auditors

To the Partners of Iroquois Gas Transmission System, L.P.:
We have audited the accompanying consolidated financial statements of Iroquois Gas Transmission System, L.P., and its subsidiaries (the Partnership), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive income, changes in partners’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Iroquois Gas Transmission System, L.P., and its subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Blum, Shapiro & Company, P.C.
West Hartford, Connecticut
February 23, 2017

Iroquois Gas Transmission System, L.P.
Consolidated Statements of Comprehensive Income

	(thousands of dollars)
for the years ended december 31	2016	2015
Operating Revenues (Notes 7, 8 and 9)	$195,212	$201,149
Operating Expenses:
Operation and maintenance	30,048	28,675
Depreciation and amortization (Note 7)	34,917	37,866
Taxes other than income taxes	27,344	27,621
Total Operating Expenses	92,309	94,162
Operating Income	102,903	106,987

Other Income / (Expenses):
Interest income	114	79
Allowance for equity funds used during construction	2,101	1,809
Other, net	8	381
	2,223	2,269
Interest Expense:
Interest expense	19,881	20,391
Allowance for borrowed funds used during construction	(884)	(740)
	18,997	19,651
Net Income	$ 86,129	$ 89,605
Other comprehensive loss - effects of retirement benefit plans (Note 10)	(38)	(1,514)
Comprehensive Income	$ 86,091	$ 88,091

The accompanying notes are an integral part of these financial statements.

Iroquois Gas Transmission System, L.P.
Consolidated Balance Sheets

Assets
	(thousands of dollars)
At December 31	2016	2015

Current Assets:
Cash and temporary cash investments	$ 86,322	$ 77,192
Accounts receivable – trade	18,836	16,168
Accounts receivable – affiliates (Note 8)	—	882
Prepaid property taxes	10,470	10,554
Other current assets	4,502	4,898

Total Current Assets	$ 120,130	$ 109,694
Natural Gas Transmission Plant:

Natural gas plant in service	1,280,575	1,275,538
Construction work in progress	44,723	36,483
	1,325,298	1,312,021
Accumulated depreciation and amortization	(721,693)	(688,876)
Net Natural Gas Transmission Plant (Note 3)	603,605	623,145

Other Assets and Deferred Charges:

Other assets and deferred charges	7,006	7,126
Total Other Assets and Deferred Charges	7,006	7,126
Total Assets	$ 730,741	$ 739,965

The accompanying notes are an integral part of these financial statements.

Iroquois Gas Transmission System, L.P.
Consolidated Balance Sheets

Liabilities and Partners’ Equity
(thousands of dollars)
At December 31	2016	2015

Current Liabilities:
Accounts payable (Note 8)	$ 2,615	$ 1,697
Accrued interest	2,053	2,109
Current portion of long-term debt (Note 4)	5,500	5,500
Customer deposits	10,533	10,091
Other current liabilities	3,182	3,943

Total Current Liabilities	$ 23,883	$ 23,340
Long-Term Debt (Note 4)	329,000	334,500

Other Non-Current Liabilities:

Other non-current liabilities	5,993	6,351
Other Non-Current Liabilities	5,993	6,351

Commitments and Contingencies (Note 7)

Total Liabilities	358,876	364,191
Partners’ Equity	371,865	375,774
Total Liabilities and Partners’ Equity	$730,741	$739,965

The accompanying notes are an integral part of these financial statements.

Iroquois Gas Transmission System, L.P.
Consolidated Statements of Cash Flows

	(thousands of dollars)
for the years ended december 31	2016	2015

Cash Flows From Operating Activities:
Net Income	$ 86,129	$89,605
Adjusted for the following:
Depreciation and amortization	34,917	37,866
Allowance for equity funds used during construction	(2,101)	(1,809)
Other assets and deferred charges	(913)	2,847
Other non-current liabilities	637	614
Changes in working capital:
Accounts receivable	(1,786)	90
Prepaid property taxes	84	212
Other current assets	(9)	(229)
Accounts payable	1,066	439
Customer deposits	442	2,117
Accrued interest	(56)	(96)
Other current liabilities	(356)	293
Net Cash Provided by Operating Activities	118,054	131,949
Cash Flows From Investing Activities:
Capital expenditures	(13,424)	(15,451)
Net Cash Used For Investing Activities	(13,424)	(15,451)
Cash Flows From Financing Activities:
Partner distributions	(90,000)	(110,000)
Repayments of long-term debt	(5,500)	(9,500)
Net Cash Used For Financing Activities	(95,500)	(119,500)
Net Increase/(Decrease) in Cash and Temporary Cash Investments	9,130	(3,002)
Cash and Temporary Cash Investments at Beginning of Year	77,192	80,194
Cash and Temporary Cash Investments at End of Year	$ 86,322	$ 77,192
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$ 19,523	$ 20,041
Accounts payable accruals for capital expenditures	$ 308	$ 456

The accompanying notes are an integral part of these financial statements.

Iroquois Gas Transmission System, L.P.
Consolidated Statements of Changes in Partners’ Equity

(thousands of dollars)

	Net Income	Distributions to Partners	Contributions by Partners	Accumulated Other Comprehensive Loss	Total Partners’ Equity
December 31, 2014
Balance	$ 1,326,510	$(1,206,544)	$ 279,381	$ (1,664)	$ 397,683
Net Income	89,605	—	—	—	89,605
Equity Distributions to Partners	—	(110,000)	—	—	(110,000)
Other Comprehensive Loss	—	—	—	(1,514)	(1,514)

December 31, 2015
Balance	$ 1,416,115	$(1,316,544)	$ 279,381	$ (3,178)	$ 375,774
Net Income	86,129	—	—	—	86,129
Equity Distributions to Partners	—	(90,000)	—	—	(90,000)
Other Comprehensive Loss	—	—	—	(38)	(38)

December 31, 2016
Balance	$ 1,502,244	$(1,406,544)	$ 279,381	$ (3,216)	$ 371,865

 The accompanying notes are an integral part of these financial statements.

Notes To Consolidated
Financial Statements

Note 1

Description of Partnership:

Iroquois Gas Transmission System, L.P., (the Partnership or Iroquois) is a Delaware limited partnership that owns and operates a natural gas transmission pipeline from the Canada-United States border near Waddington, NY, to South Commack, Long Island, NY and Hunt’s Point, Bronx, New York. In accordance with the limited partnership agreement, the Partnership shall continue in existence until October 31, 2089, and from year to year thereafter, until the partners elect to dissolve the Partnership and terminate the limited partnership agreement.

Effective April 1, 2016, TCPL Northeast Ltd. (TransCanada PipeLines) acquired ownership interests formerly owned by TEN Transmission Company (Avangrid) (4.87%).  On May 1, 2016 TCPL Northeast Ltd. (TransCanada PipeLines) acquired ownership interests of 0.65% from Dominion Iroquois, Inc. (Dominion Resources).

As of December 31, 2016, the partners consist of TransCanada Iroquois Ltd. (TransCanada PipeLines) (29.0%), Iroquois GP Holding Company, LLC (Dominion Midstream) (25.93%), Dominion Iroquois, Inc. (Dominion Resources) (24.07%), and TCPL Northeast Ltd. (TransCanada PipeLines) (21.0%).  Iroquois Pipeline Operating Company, a wholly-owned subsidiary, is the administrative operator of the pipeline.  IGTS, Inc. of Connecticut is an additional wholly owned subsidiary formed to hold title to certain Connecticut property interests.

Income and expenses are allocated to the partners and credited to their respective equity accounts in accordance with the partnership agreements and their respective percentage interests. Distributions to partners are made concurrently to all partners in proportion to their respective partnership interests.  The Partnership made cash distributions to partners of $90.0 million in 2016 and $110.0 million in 2015.

Note 2

Summary of Significant Accounting Policies:

Basis of Presentation
The consolidated financial statements of the Partnership are prepared in accordance with accounting principles generally accepted in The United States of America (GAAP) and with accounting for regulated public utilities prescribed by the Federal Energy Regulatory Commission (FERC). Generally accepted accounting principles for regulated entities allow the Partnership to give accounting recognition to the actions of regulatory authorities.  In accordance with GAAP, the Partnership has deferred recognition of costs (a regulatory asset) or has recognized obligations (a regulatory liability) if it is probable that such costs will be recovered or an obligation relieved in the future through the rate-making process.
Principles of Consolidation
The consolidated financial statements include the accounts of the Partnership, Iroquois Pipeline Operating Company and IGTS, Inc. of Connecticut. Intercompany transactions have been eliminated in consolidation.
Cash and Temporary Cash Investments
The Partnership considers all highly liquid temporary cash investments purchased with an original maturity date of three months or less to be cash equivalents.
Natural Gas Plant In Service
Natural gas plant in service is carried at original cost.  The majority of the natural gas plant in service is categorized as natural gas transmission plant.  Natural gas transmission plant assets are depreciated at 2.77% through August 31, 2016.  Effective September 1, 2016, as a result of the rate case (refer to Note 7 of the Consolidated Financial Statements) the rate for transmission plant assets has been changed to a range of 1.7% to 2.95%.  The rate for general plant assets which includes primarily vehicles, leasehold improvements and computer equipment has been reduced from 20.0% to a range of 1.9% to 12.0%.  The rates for intangible plant assets has been reduced from 2.77% to a range of 0.35% to 2.0%.
Construction Work In Progress
At December 31, 2016 and December 31, 2015 construction work in progress primarily included preliminary construction costs relating to the Wright Interconnect (WIP) Project.  The Partnership also had commitments of $2.4 million relating to the WIP Project at December 31, 2016.

Allowance for Funds Used During Construction
The allowance for funds used during construction (AFUDC) represents the cost of funds used to finance natural gas transmission plant under construction.  The AFUDC rate includes a component for borrowed funds as well as equity.  The AFUDC is capitalized as an element of natural gas plant in service.
Income Taxes
No income taxes are provided for in the accompanying financial statements since the income or loss of the Partnership is reportable in the respective income tax returns of the partners.
Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The key estimates include determining the economic useful lives of the Partnership’s assets, the fair values used to determine possible asset impairment charges, exposures under contractual indemnifications, calculations of pension expense and various other recorded or disclosed amounts. The Partnership believes that its estimates for these items are reasonable, but cannot assure that actual amounts will not vary from estimated amounts.
Asset Retirement Obligations
The Partnership accounts for asset retirement obligations in accordance with GAAP, which requires entities to record the fair value of a liability for an asset retirement obligation during the period in which the liability is incurred, if a reasonable estimate of fair value can be made. The Partnership has determined that asset retirement obligations exist for certain of its transmission assets; however, the fair value of the obligations cannot be determined because the end of the transmission system life is not determinable with the degree of accuracy necessary to establish a liability for the obligations.

Subsequent Events

A Partner distribution in the amount $22.5 million was approved February 8, 2017 and paid on February 9, 2017.
The Partnership has evaluated all subsequent events through February 23, 2017, which is the date on which the financial statements were available to be issued.

Note 3

Natural Gas Transmission Plant:

	(thousands of dollars)
	Balances at December 31,
Classification	2016	2015
Transmission Plant	$1,262,107	$1,259,201
General Plant	18,468	16,337
	1,280,575	1,275,538
Less Accumulated Depreciation	(721,693)	(688,876)
Construction Work in Progress	44,723	36,483
Net Natural Gas Transmission Plant	$ 603,605	$ 623,145

Depreciation and amortization expense was $34.9 million in 2016 and $37.9 million in 2015.

Note 4

Long Term Debt:

Detailed information on long-term debt is as follows (thousands of dollars):

At December 31	2016	2015
Senior Notes – 6.63% due 2019	140,000	140,000
Senior Notes – 4.84% due 2020	150,000	150,000
Senior Notes – 6.10% due 2027	44,500	50,000
Total	334,500	340,000
Less Current Maturities of Long-Term Debt	5,500	5,500
Long-Term Debt	329,000	334,500

The combined schedule of repayments at December 31, 2016 is as follows (millions of dollars):

Year	Scheduled Repayment
2017	$ 5.5
2018	$ 4.0
2019	$ 146.0
2020	$ 153.0
2021	$ 4.5
Thereafter	$ 21.5

The above loans and facilities require the Partnership to maintain compliance with certain restrictive covenants relating to, among other things, certain ratios of indebtedness to total capitalization, and debt service coverage, as defined in the credit agreements and bond indentures.  The Partnership is in compliance with these covenants as of and for the years ended December 31, 2016 and December 31, 2015.

On June 16, 2016, the $10.0 million revolving credit facility was renewed for 364 days. As of December 31, 2016 there are no amounts outstanding under the revolving credit facility.

Note 5

Concentrations of Credit Risk:

The Partnership’s cash and temporary cash investments and trade accounts receivable represent concentrations of credit risk. Management believes that the credit risk associated with cash and temporary cash investments is mitigated by its practice of limiting its investments primarily to commercial paper rated P-1 or higher by Moody’s Investors Services and A-1 or higher by Standard and Poor’s, and its cash deposits to large, highly-rated financial institutions. Management also believes that the credit risk associated with trade accounts receivable is mitigated by the restrictive terms of the FERC gas tariff that require customers to pay for service within 20 days after the end of the month of service delivery.  Also, the Partnership’s FERC-approved tariff provides that, subject to certain exceptions, the Partnership has the right to require that shippers have an investment grade rating or obtain a written shipper guarantee from a third party with an investment grade rating, or provide other financial assurances before service can be provided.

Note 6

Fair Value of Financial Instruments:

The fair value amounts disclosed below have been reported to meet the disclosure requirements of GAAP, and are not necessarily indicative of the amounts that the Partnership could realize in a current market exchange.

As of December 31, 2016 and December 31, 2015, the carrying amounts of cash and temporary cash investments, accounts receivable, accounts payable and accrued expenses approximate fair value.

The fair value of long-term debt is estimated by the Partnership’s underwriter based on treasury rates and comparable spreads at fiscal year-end. As of December 31, 2016 and December 31, 2015, the carrying amounts and estimated fair values of the Partnership’s long-term debt including current maturities were as follows (in thousands of dollars):

Year	Carrying Amount	Fair Value
2016	$334,500	$367,890
2015	$340,000	$378,880

Note 7

Commitments and Contingencies:

Regulatory Proceedings

Mainline and Eastchester Rate Case Settlement
On January 21, 2016, the FERC opened Docket RP 16-301-000 to examine the appropriateness of the recourse rates charged by the Partnership for both its mainline and Eastchester shippers (2016 Rate Case).  On April 5, 2016, the Partnership filed an analysis of its existing revenues and costs with the FERC as required by the January 21, 2016 order.  Settlement conferences occurred on April 28, 2016, May 18, 2016, June 1, 2016 and June 16, 2016 which culminated in an agreement in principal resolving the 2016 Rate Case issues (Settlement).  On August 18, 2016, as agreed to by the Parties, the Settlement was filed with FERC concurrent with a motion for interim rates to be placed into effect on September 1, 2016.  On August 26, 2016, the Chief Administrative Law Judge issued an order approving the interim rates effective September 1, 2016.

On October 20, 2016, the FERC issued an order approving the Settlement reached between the Partnership and the other parties.  Pursuant to the Settlement, there will be a rate moratorium wherein no new firm recourse rates can be placed into effect on the Partnership’s mainline or Eastchester facilities until September 1, 2020.  Following the conclusion of the moratorium, if no rate case is filed or if no new rate settlement is reached, the Partnership must file a Section 4 rate case no later than September 1, 2022.  During the period of the moratorium, Iroquois will reduce its 100% load factor interzone rate by approximately $0.075 per dekatherm (approximately $0.02 beginning September 1, 2016, an additional $0.02 beginning September 1, 2017, and an additional $0.035 beginning September 1, 2018).  Also during the moratorium period, Iroquois will reduce its 100% load factor Eastchester rate by approximately $0.24 per dekatherm (approximately $0.18 beginning September 1, 2016, and an additional $0.06 beginning September 1, 2018).

Based on long-term firm service contracts in place on September 1, 2016, the settlement has resulted in reductions in long-term firm revenue of $2.2 million in 2016 and is expected to result in reductions in long-term firm revenue of approximately $4.3 million in 2017, and $5.8 million in 2018.  The approved settlement also requires a modification to the Partnership’s depreciation rates which results in a change in depreciation rates for transmission plant assets from 2.77% to a range of 1.7% to 2.95%, general plant assets from 20.0% to range of 1.9% to 12.0% and amortization of intangible assets from 2.77% to a range of 0.35% to 2.0%.

Brookfield, Connecticut Site Clean Up
On June 27, 2003, the Partnership purchased real property in Brookfield, Connecticut upon which it constructed its Brookfield compressor station (Brookfield Site or Site). On November 3, 2004, the Connecticut Department of Energy and Environmental Protection (DEEP) approved the Site’s remediation plan and scope of work schedule. After the major clean-up, re-grading, and seeding work at the Brookfield Site was completed (with the exception of buried tires on the property which is discussed below), Iroquois received a Letter of No Audit (LNA) from the DEEP dated November 13, 2014.  The LNA states that the DEEP agrees with Iroquois’ Licensed Environmental Professional (LEP) that the site is now clean (with the exception of the buried tires on the property) and closes the Environmental Condition Assessment Form (ECAF) for the Brookfield Voluntary Cleanup.   For the remaining buried tires on the Brookfield site, Iroquois has entered into the state Stewardship Program.  The stewardship program authorization expires in May of 2022 at which time Iroquois will file for an additional 10-year extension.  The program requires monitoring of the tire area until 2041 and remediation of any erosion, subsidence, or tires that have worked their way to the surface. It is not anticipated that the ongoing monitoring of this site will have a material adverse effect on the Partnerships’ financial conditions or results of operations.

Wright Interconnect Project
In December of 2012, the Partnership entered into a Precedent Agreement (PA) with Constitution Pipeline (Constitution). The PA requires the Partnership to expand its current compression station located in Wright, New York. The expansion, which consists of adding two new compressor units in addition to new metering facilities, will enable the Partnership to accept up to 650,000 Dth/d of gas from the proposed Constitution pipeline and deliver this gas into either the Partnership’s currently existing mainline or into the Tennessee Gas Pipeline. Pursuant to the PA, Constitution and the Partnership will enter into a capacity lease agreement in which Constitution leases the transmission capacity made available on the new compressor units. This lease agreement is for a period of fifteen years with an option for Constitution to extend the lease an additional five years. This project will require FERC and other regulatory approvals. On June 13, 2013, the Partnership and Constitution filed for FERC approval of the project.  On December 2, 2014, the Partnership received its 7(c) Certificate Order from FERC granting approval for the project, but the approval was conditioned on the Partnership obtaining all outstanding permits.  The Partnership continues to work with State and Local authorities to obtain all required permits.

On April 22, 2016, the New York State Department of Environmental Conservation (DEC) issued a denial to Constitution’s application for a water quality certification under Section 401 of the Clean Water Act.  Constitution had applied for the 401 certificate in order to construct their 124 mile pipeline.  On May 16, 2016, Constitution filed an appeal of the denial to the Second Circuit Court of Appeals arguing that the DEC’s denial was arbitrary and capricious.  Constitution’s brief, in this appeal, was filed on July 12, 2016 and response briefs were filed on September 12, 2016.  Oral arguments were conducted on November 16, 2016.  An order in this case is not expected until the second quarter of 2017.

The Partnership is required to obtain a Title V Facility Permit (Permit), under the Clean Air Act, for the construction and operations of the WIP facilities.  On July 26, 2013, the Partnership filed a Permit application with the DEC, and the DEC subsequently published a Notice of Complete Application (NOCA) on December 24, 2014.  The DEC and the Environmental Protection Agency regulations implementing the Clean Air Act, state that final action on a Title V Permit must be taken within eighteen months of publishing the NOCA.  However, the DEC failed to submit the Permit to the Environmental Protection Agency on or before June 24, 2016, thus violating the eighteen month requirement of the Clean Air Act.  Therefore, the Partnership filed an appeal with the DC Circuit Court on July 13, 2016 regarding the DEC’s failure to timely submit the Permit to the Environmental Protection Agency.  On October 6, 2016, the Partnership and the DEC executed and filed a Stipulation of Settlement and a Joint Motion to Hold Petition in Abeyance Pending Performance of Stipulation of Settlement.  Among other provisions, the Stipulation requires the DEC to submit the Permit to the Environmental Protection Agency in the event that Constitution prevails in its litigation with the DEC which litigation is described in the preceding paragraph. It is anticipated that, once the Permit is submitted to the EPA, final action on the Permit will be taken.

As of December 31, 2016 the Partnership has incurred approximately $41.2 million of expenditures primarily related to engineering and procurement of materials and has made approximately $2.4 million in additional project related commitments.   Due to contractual agreements in place with a third party, the Partnership does not believe it is at financial risk for these expenditures.

Litigation Proceedings
The Partnership is a party to various legal matters incidental to its business. However, the Partnership believes that the outcome to these proceedings will not have a material adverse effect on the Partnership’s financial condition or results of operations.

No liabilities have been recorded by the Partnership in conjunction with any legal matters.

Leases
The Partnership leases its office space under operating lease arrangements.  The leases expire at various dates through 2022 and are renewable at the Partnership’s option.  The Partnership also leases a right-of-way easement on Long Island, NY, which requires annual payments escalating 5% per year over the 39-year term of the lease, which expires in 2030.  In addition, the Partnership leases various equipment under non-cancelable operating leases.  During the years ended December 31, 2016 and 2015, the Partnership made payments of $1.2 million per year under operating leases which were recorded as rental expense.  Future minimum rental payments under operating lease arrangements are as follows (millions of dollars).
Year	Amount
2017	$ 1.1
2018	$ 1.1
2019	$ 1.1
2020	$ 1.1
2021	$ 0.6
Thereafter	$ 2.6

Note 8

Affiliated Party Transactions:

The following table summarizes the Partnership’s affiliated party transactions (thousands of dollars):

2016	Payments to Affiliated Parties	Due to Related Parties	Due from Affiliated Parties	Revenue from Affiliated Parties	Equity Distributions to Affiliated Parties
TransCanada PipeLines	$1	$—	$—	$5	$42,419
Dominion Resources	—	—	—	—	22,052
Avangrid *	6	—	—	2,647	2,192
Dominion Midstream	—	—	—	—	23,337
Totals	$7	$—	$—	$2,652	$90,000

* Affiliated party through March 31, 2016.

2015	Payments to Affiliated Parties	Due to Related Parties	Due from Affiliated Parties	Revenue from Affiliated Parties	Equity Distributions to Affiliated Parties
TransCanada PipeLines	$—	$—	$—	$14	$48,928
Dominion Resources	—	—	—	1	27,192
National Grid *	198	—	—	16,392	20,400
New Jersey Resources *	7	—	—	5,222	5,530
Avangrid	35	3	882	12,465	5,357
Dominion Midstream	—	—	—	—	2,593
Totals	$240	$3	$882	$34,094	$110,000

* Affiliated party through September 28, 2015.

Revenues from affiliated parties and amounts due from affiliated parties were primarily for gas transportation services.  Payments to affiliated parties in 2016 consisted of utility payments and refunds due to transportation capacity release.  Payments to affiliated parties in 2015 primarily consisted of miscellaneous service fees, lease payments, refunds due to transportation capacity release, and utility bills.

Note 9

Major Customers:

For the years ended December 31, 2016 and December 31, 2015, two customers provided significant operating revenues totaling $46.9 million each year.

Note 10

Other Comprehensive Loss:

For the years ended December 31, 2016 and December 31, 2015, the accumulated balances related to other comprehensive loss consisted of the following (thousands of dollars):

	Adjustment to Retirement Benefit Plans	Unrealized Gain on Excess Benefit Plan Investments	Accumulated Other Comprehensive Loss
Balance as of 12/31/15	$(3,185)	$7	$(3,178)
Current-period other comprehensive (loss)/income	(79)	41	(38)
Balance as of 12/31/16	$(3,264)	$48	$(3,216)

	Adjustment to Retirement Benefit Plans	Unrealized Gain/ (Loss) on Excess Benefit Plan Investments	Accumulated Other Comprehensive Loss
Balance as of 12/31/14	$(1,686)	$22	$(1,664)
Current-period other comprehensive loss	(1,499)	(15)	(1,514)
Balance as of 12/31/15	$(3,185)	$7	$(3,178)

Note 11

Retirement Benefit Plans:

The Partnership has established a noncontributory cash balance retirement plan (the Plan) covering substantially all employees.  Pension benefits are based on years of credited service and employees’ career earnings, as defined in the Plan.  The Partnership’s funding policy is to contribute, annually, an amount at least equal to that which will satisfy the minimum funding requirements of the Employee Retirement Income Security Act (ERISA) plus such additional amounts, if any, as the Partnership may determine to be appropriate from time to time.

The Partnership also has adopted an excess benefit plan (EBP) that provides retirement benefits to executive officers.  The EBP recognizes total compensation and service that would otherwise be disregarded due to Internal Revenue Code limitations on compensation in determining benefits under the regular retirement plan.  The EBP is not considered to be funded for ERISA purposes and benefits are paid when due from general corporate assets.  A Rabbi Trust, which is included in other assets and deferred charges on the Partnership’s balance sheets, has been established to partially cover this obligation.  The Rabbi Trust is an irrevocable trust which can be used to satisfy creditors.
The consolidated net cost for pension benefit plans included in the consolidated statements of income for the years ending December 31 (which is the measurement date for each year), includes the following components (thousands of dollars):

	2016	2015
Service cost	$1,550	$1,541
Interest cost	744	643
Expected return on plan assets	(1,562)	(1,427)
Recognition of net actuarial loss	222	214
Net periodic benefit cost	$954	$971
The following tables represent the Plans’ combined funded status reconciled to amounts included in the consolidated balance sheets as of December 31, 2016 and 2015 (thousands of dollars):

Change in benefit obligation	2016	2015
Benefit obligation at beginning of year	$20,180	$18,558
Service cost	1,550	1,541
Interest cost	744	643
Actuarial loss/(gain)	538	(34)
Benefits Paid	(220)	(528)
Benefit obligation at end of year	$22,792	$20,180

Change in plan assets
Fair value of plan assets at beginning of year	$21,518	$21,145
Actual return on plan assets	1,799	(320)
Employer contribution	1,321	1,221
Benefits Paid	(220)	(528)
Fair value of plan assets at end of year	$24,418	$21,518

Funded Status	$1,626	$1,338

	2016	2015
Amount Recognized in Consolidated Balance Sheets Consisted of:
Non-current asset	$2,520	$2,074
Current liability	(31)	(31)
Non-current liability	(863	(705)
Net amount recognized	$1,626	$1,338

	Plan Assets		Benefit Obligations
	2016	2015	2016	2015
Plans in overfunded status	$24,418	$21,518	$21,898	$19,444
Plans in underfunded status	—	—	894	736

The accumulated benefit obligation for the Partnership’s retirement benefit plans was $22.8 million and $20.2 million at December 31, 2016 and 2015, respectively.

Amounts recognized in accumulated other comprehensive income at December 31
(thousands of dollars):

	2016	2015
Transition obligation	—	—
Prior service cost	—	—
Net loss	$3,264	$3,185
Total Recognized in Accumulated Other Comprehensive Income	$3,264	$3,185

Estimated net periodic benefit cost amortizations for the periods January 1 - December 31
(thousands of dollars):
2017
Amortization of transition obligation	—
Amortization of prior service cost	—
Amortization of net loss	$187
Total Estimated Net Periodic Benefit Cost Amortizations	$187

The following table summarizes the weighted average assumptions used to determine benefit obligations as of December 31 (rates shown are rates at end of measurement period):

	Cash Balance Retirement Plan		Excess Benefit Plans
	2016	2015	2016	2015
Discount rate	4.00%	3.70%	3.85%	3.70%
Rate of compensation increase	4.00%	4.00%	4.00%	4.00%

The following table summarizes the weighted average assumptions used to determine the net periodic benefit cost for years ended December 31 (rates shown are rates at beginning of measurement period):
	Cash Balance Retirement Plan		Excess Benefit Plans
	2016	2015	2016	2015
Discount rate	3.70%	3.50%	3.70%	3.50%
Rate of compensation increase	4.00%	4.00%	4.00%	4.00%
Expected long-term return on plan assets	7.25%	7.25%

The expected long-term rate of return assumption was developed using a variety of factors including long-term historical return information, the current level of expected returns and general industry expectations. Adjustments are made to the expected long-term rate of return assumption when deemed necessary based upon revised expectations of future investment performance of the overall capital markets.  The building block methodology was used to generate the capital market assumptions, to the extent that the expected return has not shifted the long term expected rate will not be adjusted.

The discount rate was selected to reflect the rates of return currently available on high quality fixed income securities whose cash flows match the timing and amount of future benefit payments of the plan.  In particular, the discount rate takes into consideration the population of our pension plan and the anticipated payment stream as compared to the Citigroup Discount Yield Curve Index.

The following table summarizes the expected future benefit payments over the next five years and aggregate five years thereafter (thousands of dollars):
Year	Benefit Payment
2017	$1,739
2018	$956
2019	$922
2020	$1,096
2021	$1,636
2022-2026	$10,701

Plan Assets
The following table sets forth the Partnership’s pension plans weighted average asset allocations and target asset allocations, and fair value of the plan assets at December 31, 2016 and December 31, 2015.

	Weighted Average Asset Allocation		Plan Target Asset Allocation		Fair Value of Plan Assets (thousands of dollars)
	2016	2015	2016	2015	2016	2015
Mutual Funds
U.S. Equities	40%	40%	40%	40%	$9,668	$8,686
International Equities	13%	13%	13%	13%	3,192	2,800
Real Estate	3%	3%	3%	3%	748	655
U.S. Fixed Income	44%	43%	44%	43%	10,810	9,167
Other	—	1%	—	1%	—	210
				Total	$24,418	$21,518

The Partnership’s investment goal is to obtain a competitive risk adjusted return on the pension plan assets commensurate with prudent investment practices and the plan’s responsibility to provide retirement benefits for its participants, retirees and their beneficiaries.  The Plan’s asset allocation targets are strategic and long term in nature and are designed to take advantage of the risk reducing impacts of asset class diversification.

Plan assets are periodically rebalanced to their asset class targets to reduce risk and to retain the portfolio’s strategic risk/return profile. Investments within each asset category are further diversified with regard to investment style and concentration of holdings.

The Plan’s investments are diversified to minimize the risk of a large loss. The Plan is constructed and maintained to provide prudent diversification among the asset classes in accordance with the asset allocation objectives. Within each asset class, there is prudent diversification with regard to investment styles and concentration of holdings.

Under the plans investment guidelines the portfolio may contain mutual funds which are managed in accordance with the diversification and industry concentration restrictions set forth in the Investment Company Act of 1940, as amended (the 1940 Act).  Pursuant to the provisions of the 1940 Act, a mutual fund may not, with respect to 75% of its assets, (i) purchase securities of any issuer (except securities issued or guaranteed by the United States Government, its agencies or instrumentalities) if, as a result, more than 5% of its total assets would be invested in the securities of such issuer; or (ii) acquire more than 10% of the outstanding voting securities of any one issuer.

In addition, no mutual fund may purchase any securities which would cause more than 25% of its total assets to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in securities issued or guaranteed by the United States Government, its agencies or instrumentalities.

All the assets within Iroquois’ Pension Plan are valued using Level 1 inputs in accordance with GAAP.  Level 1 inputs are defined as the quoted market process for identical assets on an active market to which an entity has access at the measurement date.

Contributions
Iroquois expects to contribute approximately $1.4 million to its pension plan in 2017.